EXHIBIT 10.16

Date:	Date:

NON-DISCLOSURE AGREEMENT - Control No. #294

This Agreement is made on this 1st day of  October, 2002 (the “Effective Date”) by and between Ultratech Stepper, Inc., a Delaware Corporation with offices at 3050 Zanker Road, San Jose, CA 95134 (the “Company”) and Ellery Buchanan with offices at 2907 Navidad Cove, Austin, TX 78735 (the “Recipient”), relating to the disclosure by the Company to Recipient of  confidential information, which information is being disclosed only for the purpose of the Recipient fulfilling the terms of the Consulting Agreement dated October 1, 2002 by and between Recipient and Company.

As used herein, the term “Confidential Information” shall mean all information and data furnished by the Company to Recipient, whether in oral, written, graphic or machine-readable form, including but not limited to, specifications, ideas, know-how, drawings, samples, reports, plans, forecasts, current or historical data, computer programs or documentation and all other technical, marketing, operating, financial or business data. Information which is disclosed orally shall be considered Confidential Information if it is identified as confidential or proprietary at the time of disclosure.

Recipient understands and agrees that the information and data which are the subject of this Agreement are confidential and proprietary and of great value to the Company. In consideration of the Company’s undertaking to disclose the Confidential Information referred to herein, Recipient agrees as follows:

1. Recipient agrees that it shall hold the Confidential Information in strict confidence and store it in a safe place, and shall not communicate or disclose the Confidential Information to any third party without the written consent of the Company. Should the Company authorize the Recipient to disclose the Confidential Information to a third party, Recipient shall execute a similar Non-Disclosure Agreement with the third party prior to disclosing such information.  Recipient shall not use such Confidential Information to benefit itself or others, and agrees to use the Confidential Information only internally and for the purpose(s) described herein.

2. Recipient agrees not to disclose the Confidential Information within its own organization except to those employees who have a need to know, and Recipient shall obtain from each employee having access to such Confidential Information a written agreement to abide by the terms hereof.

3. The parties agree that the Confidential Information disclosed is and will remain the property of the Company, and that such Confidential Information shall not be copied or reproduced without the express written permission of the Company. Recipient may keep all Confidential Information disclosed while the Consulting Agreement for the above referenced Control Number is in force, and shall return the Confidential Information at the end of this period, or upon request of the Company, whichever occurs first. At such time, the originals and all copies of such Confidential Information shall be immediately returned to the Company.

4. Recipient’s obligations set forth herein shall not apply with respect to any portion of the Confidential Information the Recipient can document:

a. is within or later falls within the public domain and is generally available without breach of this Agreement; or

b. was known to Recipient prior to disclosure by the Company or becomes known to Recipient from a third party not owing obligations of confidence to the Company; or

c. is independently developed by Recipient as evidenced by its records without use of any Confidential Information by employees of Recipient who have had access to such information.

5. Nothing contained in this Agreement shall be construed as granting any ownership rights to Recipient or any other intellectual property right or license in any Confidential Information, nor constitute any representation, warranty or assurance by the Company with respect to the infringement of any trademark, patent, copyright, trade secret or any right of third persons.

6. Either party may terminate this Agreement by providing thirty days written notice to the other party.  However, Recipient’s obligations as set forth herein for Confidential Information disclosed during the course of this Agreement shall remain in full force and effect in perpetuity.

7. This Agreement may not be assigned by Recipient. Any attempted assignment by Recipient shall be void and of no effect.

8. This Agreement shall be governed by and construed in accordance with the laws of the state of California. The parties hereto submit to the jurisdiction of the courts in Santa Clara County, CA in any action brought by the parties hereto concerning this Agreement or the performance thereof.

9. If any legal action arises relating to this Agreement, the prevailing party shall be entitled to its court costs, expenses and reasonable attorney’s fees.

10. If any term or provision of this Agreement shall be held illegal, unenforceable, or unlawful, the validity of the remaining portions or provisions shall not be affected thereby.

11. This Agreement contains the entire understanding of the parties with respect to the subject matter herein and supersedes all prior agreements or understandings. This Agreement shall not be modified except in writing signed by both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Effective Date.

/s/ Ellery Buchanan	Ultratech Stepper, Inc.
“Recipient”	The “ Company”

Authorized Signature	Authorized Signature

Name:	Name:	/s/ Heidi Ordwein

Title:	Title:	Director, Human Resources